UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934
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Electro-Optical Sciences, Inc.

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ELECTRO-OPTICAL SCIENCES, INC.
3 West Main Street, Suite 201
Irvington, New York 10533
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on May 22, 2006
Dear Stockholder:
      You are cordially invited to attend the Annual Meeting of Stockholders of Electro-Optical Sciences, Inc., a Delaware corporation. The meeting will be held at The Hampton Inn, 200 Tarrytown Road, Elmsford, New York 10523, on Monday, May 22, 2006 at 9:00 a.m. local time, for the following purposes:

1. To elect directors to serve for the ensuing year and until their successors are elected.

2. To ratify the selection by the audit committee of the board of directors of Eisner LLP as Electro-Optical Sciences’ independent registered public accounting firm for the fiscal year ending December 31, 2006.

3. To conduct any other business properly brought before the meeting.
      These items of business are more fully described in the Proxy Statement accompanying this Notice.
      The record date for the Annual Meeting is April 10, 2006. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

By Order of the Board of Directors

Joseph V. Gulfo, M.D., Ph.D
President and Chief Executive Officer
Irvington, New York
April 18, 2006
YOUR VOTE IS IMPORTANT
THIS PROXY STATEMENT IS FURNISHED IN CONNECTION WITH THE SOLICITATION OF PROXIES BY THE COMPANY, ON BEHALF OF THE BOARD DIRECTORS, FOR THE 2006 ANNUAL MEETING OF STOCKHOLDERS. THE PROXY STATEMENT AND THE RELATED PROXY FORM ARE BEING DISTRIBUTED ON OR ABOUT APRIL 18, 2006. YOU CAN VOTE YOUR SHARES USING ONE OF THE FOLLOWING METHODS:

•	COMPLETE AND RETURN A WRITTEN PROXY CARD;

•	BY INTERNET OR TELEPHONE; OR

•	ATTEND THE COMPANY’S 2006 ANNUAL MEETING OF STOCKHOLDERS AND VOTE.
ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING. HOWEVER, TO ENSURE YOUR REPRESENTATION AT THE MEETING, YOU ARE URGED TO MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE POSTAGE-PREPAID ENVELOPE ENCLOSED FOR THAT PURPOSE OR VOTE YOUR SHARES BY INTERNET OR TELEPHONE. ANY STOCKHOLDER ATTENDING THE MEETING MAY VOTE IN PERSON EVEN IF HE OR SHE HAS RETURNED A PROXY CARD OR VOTED BY INTERNET OR TELEPHONE.

ELECTRO-OPTICAL SCIENCES, INC.
3 West Main Street, Suite 201
Irvington, New York 10533
PROXY STATEMENT
FOR THE 2006 ANNUAL MEETING OF STOCKHOLDERS
MAY 22, 2006
QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING
Why am I receiving these materials?
      We sent you this proxy statement and the enclosed proxy card because the board of directors of Electro-Optical Sciences, Inc. (which we will refer to as the “Company” throughout this Proxy Statement) is soliciting your proxy to vote at the Company’s 2006 Annual Meeting of Stockholders. You are invited to attend the Annual Meeting, and we request that you vote on the proposals described in this proxy statement. You do not need to attend the meeting to vote your shares, however. Instead, you may simply complete, sign and return the enclosed proxy card, or you may grant a proxy to vote your shares by means of the telephone or on the Internet.
      The Company intends to mail this proxy statement and the accompanying proxy card together with the Company’s Annual Report to stockholders on or about April 18, 2006, to all stockholders of record entitled to vote at the Annual Meeting.
Who can vote at the Annual Meeting?
      Only stockholders of record at the close of business on April 10, 2006 will be entitled to vote at the Annual Meeting. On this record date, there were 10,850,704 shares of common stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name
      If on April 10, 2006, your shares were registered directly in your name with the Company’s transfer agent, American Stock Transfer and Trust Company, then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting or vote by proxy.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank
      If on April 10, 2006, your shares were held not in your name, but rather, in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to attend the Annual Meeting. Since you are not the stockholder of record, however, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other agent.
What am I voting on?
      There are two matters scheduled for a vote:

•	Election of seven directors; and

•	The ratification of Eisner LLP as the Company ’s independent registered public accounting firm for the fiscal year ending December 31, 2006.

How do I vote?
      You may either vote “For” all the nominees to the board of directors or you may “Withhold” your vote for any nominee you specify. For each of the other matters to be voted on, you may vote “For” or “Against” or abstain from voting. The procedures for voting are fairly simple:

Stockholder of Record: Shares Registered in Your Name
      If you are a stockholder of record, you may vote in person at the Annual Meeting, or vote by proxy using the enclosed proxy card or via the Internet or telephone (see “Voting Via Internet or By Telephone” below). If you vote by proxy, your shares will be voted as you specify on the proxy card. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Annual Meeting and vote in person if you have already voted by proxy.

•	To vote in person, come to the Annual Meeting and we will give you a ballot when you arrive.

•	To vote using the enclosed proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

Beneficial Owner: Shares Registered in the Name of Broker or Bank
      If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from the Company. Simply complete and mail the proxy card to ensure that your vote is counted. To vote in person at the Annual Meeting, you must obtain a valid proxy from your broker, bank, or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.
Voting Via the Internet or by Telephone
      Stockholders may grant a proxy to vote their shares by means of the telephone or on the Internet. The laws of the State of Delaware, under which the Company is incorporated, specifically permit electronically transmitted proxies, provided that each such proxy contains or is submitted with information from which the Inspector of Elections can determine that such proxy was authorized by the stockholder.
      The telephone and Internet voting procedures below are designed to authenticate stockholders’ identities, to allow stockholders to grant a proxy to vote their shares and to confirm that stockholders instructions have been recorded properly. Stockholders granting a proxy to vote via the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, which must be borne by the stockholder.

For Shares Registered in Your Name
      Stockholders of record may go the www.proxy.georgeson.com to grant a proxy to vote their shares by means of the Internet. They will be required to provide the Company’s number and control number contained on their proxy cards. Any stockholder using a touch-tone telephone may also grant a proxy to vote shares by calling 1-800-732-6167 and following the operator’s instructions.

For Shares Registered in the Name of a Broker or Bank
      Most beneficial owners whose stock is held in street name receive instruction for granting proxies from their banks, brokers or other agents, rather than the Company’s proxy card.

General Information for All Shares Voted Via the Internet or By Telephone
      Votes submitted via the Internet or by telephone must be received by 11:59 p.m., Eastern Time on May 21, 2006. Submitting your proxy via the Internet or by telephone will not affect your right to vote in person should you decide to attend the Annual Meeting.
How many votes do I have?
      On each matter to be voted upon, you have one vote for each share of common stock you own as of April 10, 2006.
What if I return a proxy card but do not make specific choices?
      If you return a signed and dated proxy card without marking any voting selections, your shares will be voted “For” all the nominees to the board of directors and “For” proposal 2. If any other matter is properly presented at the meeting, your proxy (i.e., one of the individuals named on your proxy card) will vote your shares using his best judgment.
Who is paying for this proxy solicitation?
      We will pay for the entire cost of soliciting proxies. In addition to these mailed proxy materials, we will bear the cost of soliciting proxies by the board. In addition to the solicitation of proxies by mail, solicitation may be made personally or by telephone or electronic communication by our directors, officers and employees, none of whom will receive additional compensation for these services, and by Georgeson Shareholder Communications, Inc., who we have retained to aid in the solicitation of proxies. We will pay Georgeson Shareholder Communications, Inc. a fee of $6,000 plus expenses for these services. We will also reimburse brokers and other nominees for their reasonable out-of-pocket expenses incurred in connection with distributing forms of proxies and proxy materials to the beneficial owners of common stock.
What does it mean if I receive more than one proxy card?
      If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. Please complete, sign and return each proxy card to ensure that all of your shares are voted.
Can I change my vote after submitting my proxy?
      Yes. You may revoke your proxy at any time before the final vote at the meeting. If you are the record holder of your shares, you may revoke your proxy in any one of four ways:

•	You may issue a proxy with a later date.

•	You may send a written notice that you are revoking your proxy to the Company’s Secretary at 3 West Main Street, Suite 201, Irvington, New York 10533.

•	You may vote by telephone or the Internet.

•	You may attend the Annual Meeting and vote in person. Simply attending the meeting will not, by itself, revoke your proxy.
      If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.
When are stockholder proposals due for next year’s Annual Meeting?
      Under Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended, stockholders of the Company may present proper proposals for inclusion in the Company’s proxy statement and for consideration at the next Annual Meeting of Stockholders by submitting their proposals to the Company in a timely manner. In order to be considered for inclusion in the proxy statement distributed to stockholders prior to the Annual Meeting of Stockholders in the year 2007, a stockholder proposal must be received by the Company no later than December 19, 2006 and must otherwise comply with the requirements of Rule 14a-8. In order to be considered for presentation at the Annual Meeting of Stockholders in the year 2007, although not included in the proxy statement, a stockholder proposal or nomination(s) must comply with the requirements of the Company’s Bylaws and be received by the Company no later than the close of business on February 21, 2007 and no earlier than the close on business on January 22, 2007; provided, however, that in the event that the date of the 2007 Annual Meeting is more than thirty (30) days before or more than sixty (60) days after May 22, 2007, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the one hundred and twentieth (120th) day prior to such Annual Meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such Annual Meeting or the close of business on the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the Company. Stockholder proposals should be delivered in writing to Electro-Optical Sciences, Inc., 3 West Main Street, Suite 201, Irvington, New York 10533, Attention: Secretary. A copy of the Company’s Bylaws may be obtained from the Company upon written request to the Secretary.
How are votes counted?
      Votes will be counted by the inspector of election appointed for the meeting, who will separately count “For” and, with respect to proposals other than the election of directors, “Against” votes, abstentions and broker non-votes. In addition, with respect to the election of directors, the inspector of election will count the number of “Withhold” votes received by each nominee. A “broker non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that proposal and has not received instructions with respect to that proposal from the beneficial owner (despite voting on at least one other proposal for which it does have discretionary authority or for which it has received instructions). Abstentions will be counted towards the vote total for each proposal, and will have the same effect as “Against” votes. Broker non-votes have no effect and will not be counted towards the vote total for any proposal.
      If your shares are held by your broker as your nominee (that is, in “street name”), you will need to obtain a proxy form from the institution that holds your shares and follow the instructions included on that form regarding how to instruct your broker to vote your shares. If you do not give instructions to your broker, your broker can vote your shares with respect to “discretionary” items, but not with respect to “non-discretionary” items. Discretionary items are proposals considered routine under the rules of the Nasdaq Capital Market (“Nasdaq”) on which your broker may vote shares held in street name in the absence of your voting instructions. On non-discretionary items for which you do not give your broker instructions, the shares will be treated as broker non-votes.
How many votes are needed to approve each proposal?

•	For Proposal No. 1, the election of directors, the seven nominees receiving the most “For” votes (among votes properly cast in person or by proxy) will be elected. Broker non-votes will count towards the quorum but will have no effect. Stockholders do not have the right to cumulate their votes for directors.

•	Proposal No. 2, the ratification of Eisner LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2006, must receive a “For” vote from the majority of shares present and entitled to vote either in person or by proxy to be approved. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.

What is the quorum requirement?
      A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if at least a majority of the outstanding shares entitled to vote are represented by votes at the meeting or by proxy. On the record date, there were 10,850,704 shares outstanding and entitled to vote.
      Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the meeting or by telephone or the Internet. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the chairman of the meeting or a majority of the votes present at the meeting may adjourn the meeting to another date.
How can I find out the results of the voting at the Annual Meeting?
      Preliminary voting results will be announced at the Annual Meeting. Final voting results will be published in the Company’s quarterly report on Form 10-Q for the second quarter of 2006.
How can I obtain additional copies?
      For additional copies of any of this Proxy Statement and the enclosed proxy card and Annual Report to Stockholders, you should contact our corporate office at 3 West Main Street, Suite 201, Irvington, New York 10533, Attention: Secretary, telephone (914) 591-3783.
PROPOSAL 1
ELECTION OF DIRECTORS
      There are seven nominees for the nine director positions presently authorized by the Company’s board of directors and the Company’s Bylaws. The names of the persons who are nominees for director and their positions and offices with the Company are set forth in the table below. Each director to be elected will hold office until the 2007 Annual Meeting of Stockholders and until his successor is elected and has qualified, or until such director’s earlier death, resignation or removal. Each nominee listed below is currently a director of the Company, having been previously elected by the stockholders. Although there is no formal policy, the Company encourages its directors to attend the Company’s annual meetings.
      Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote at the Annual Meeting. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the seven nominees named below. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, your shares will be voted for the election of such substitute nominee as management may propose. Proxies may not be voted for more than seven directors, however. Each of the current directors has been nominated for and has agreed to stand for election and management has no reason to believe that any nominee will be unable to serve.
      The following is a brief biography of each nominee for director, including their respective ages as of March 31, 2006.

Name	Age	Position

Joseph V. Gulfo, M.D.	42	Director, President and Chief Executive Officer
Breaux Castleman	65	Director, Chairman of the Board of Directors
Sidney Braginsky	68	Director
George C. Chryssis	58	Director
Martin D. Cleary	60	Director
Dan W. Lufkin	74	Director
Gerald Wagner, Ph.D.	62	Director, Acting Chief Operating Officer

      Joseph V. Gulfo, M.D., M.B.A. has served as our President and Chief Executive Officer and a member of our board of directors since January 2004. From May 1999 to November 2003, he served as Chairman, Chief Executive Officer and President of Antigen Express, Inc., a development-stage company developing immunodiagnostics and therapeutics for cancer. Dr. Gulfo serves as a director of ProCertus BioPharm, Inc., a privately-held company. Dr. Gulfo received a B.S. in Biology from Seton Hall University, an M.D. from the University of Medicine and Dentistry of New Jersey and an M.B.A. in Finance from Seton Hall University.
      Breaux Castleman has served as a member of our board of directors and Chairman of our board since July 2003. Since August 2001, he has served as President, Chief Executive Officer and Chairman of Syntiro Healthcare Services, Inc. Mr. Castleman also serves as a director of FemPartners, Inc. and Integrated Diagnostic Centers, Inc., each of which is a privately-held company. From December 1999 to July 2001, he served as Chief Executive Officer of Physia Corp. He served as President of Scripps Clinic from July 1996 to November 1999. He holds a B.A. in economics from Yale University and attended New York University Graduate School of Business Administration.
      Sidney Braginsky has served as a member of our board of directors since 2001. He also currently serves as the Chairman and Chief Executive Officer of Digilab, LLC (a spectroscopy instruments manufacturer), Chairman of Atropos Technologies, LLC, a director of Double D Venture Fund, LLC, Noven Pharmaceuticals, Inc., Sword Diagnostics, Inc. and Micronix Pty Ltd. (an Australian medical device company), Chairman of the International Standards Organization U.S. Technical Advisory Group TC 172 on Optics and Photonics, Chairman of the Board of the City University of New York Robert Chambers Laboratory and Trustee on the Boards of Long Island High Tech Incubator and the Long Island Museum of Science and Technology. He formerly served as President of Olympus America and Mediscience Corp. and Chairman of Double D Venture Fund, LLC. Mr. Braginsky received his B.S. in biology from Queens College.
      George C. Chryssis has served as a member of our board of directors since 2001. Since August 2003, he has served as President, Chief Executive Officer and Chairman of the board of MISTsoft Corp., a privately-held software company which he founded. From June 1999 until their dissolution on December 31, 2005, he served as the Managing Member of Arcadian Capital Management, LLC and General Partner of Arcadian Venture Partners, LP, a venture capital firm with investments in early stage technology companies, including EOS. Since 2003, he has also served as Chairman of the board of directors of DelCom Corp., a privately-held telecommunications software company. Mr. Chryssis received a B.S. and M.S. in electrical engineering from Northeastern University.
      Martin D. Cleary was appointed as a member of our board of directors in October 2005. Since February 2003, he has served as the President and Chief Executive Officer of Juvaris Biotherapeutics, Inc., a company engaged in the development of therapeutic vaccines for cancer and infectious diseases. From September 1999 to May 2002, he served as the President and Chief Executive Officer of Genteric, Inc., a company engaged in non-viral gene delivery. Mr. Cleary received a B.S. in accounting from Rutgers University in 1971, and a certificate in international studies from Columbia University in 1973.
      Dan W. Lufkin has served as a member of our board of directors since July 2003. He is also a co-founder and former Chairman of the investment banking firm, Donaldson, Lufkin & Jenrette, Inc. Mr. Lufkin currently serves as a consultant to and/or board member of a number of private companies and non-profit endeavors. Mr. Lufkin received a B.A. degree from Yale University and an M.B.A. from Harvard Business School.
      Gerald Wagner, Ph.D. was appointed as a member of our board of directors in May 2005 and our acting Chief Operating Officer in January 2006. Since 2002, he has owned and operated Gerald Wagner Consulting LLC, an international consulting company specializing in: international project management; technology and application consulting; and company assessments. From March 1992 to September 2003, he was a Senior Vice President, Lab Testing Systems, at Bayer, Inc. Dr. Wagner received a Masters and Ph.D. in electro-mechanical design from Technical University, Darmstadt, Germany.

Independence of the Board of Directors
      As required under the Nasdaq listing standards, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by the board of directors. The Company’s board of directors consults with the Company’s counsel to ensure that the board’s determinations are consistent with all relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of Nasdaq, as in effect time to time.
      Consistent with these considerations, after review of all relevant transactions or relationships between each director, or any of his or her family members, and the Company, its senior management and its independent registered public accounting firm, the board has affirmatively determined that all of the Company’s directors are independent directors within the meaning of the applicable Nasdaq listing standards, except Dr. Gulfo, the President and Chief Executive Officer of the Company and Gerald Wagner, Ph.D., the acting Chief Operating Officer of the Company.
Information Regarding the Board of Directors and its Committees
      The Company’s board of directors has an audit committee, a compensation committee and a nominating and governance committee. The following table provides membership information for 2005 for each of these committees:

Name	Audit	Compensation	Nominating

Joseph V. Gulfo, M.D.
Breaux Castleman		X	X
Sidney Braginsky	X	X
George C. Chryssis		X
Martin D. Cleary	X		X
Dan W. Lufkin	X		X
Gerald Wagner, Ph.D.
      Below is a description of each committee of the board of directors. Each of the committees has authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities. The board of directors has determined that each member of each committee meets the applicable rules and regulations regarding “independence” and that each member is free of any relationship that would interfere with his individual exercise of independent judgment with regard to the Company.

Audit Committee
      The current members of our audit committee are Messrs. Braginsky, Lufkin and Cleary, each of whom we believe satisfies the independence requirements of Nasdaq and the SEC. Mr. Cleary chairs this committee. We believe Mr. Cleary is qualified as an audit committee financial expert under the regulations of the SEC, and has the accounting and related financial management expertise required by Nasdaq. Our audit committee assists our board in its oversight of:

•	the integrity of our financial statements;

•	our independent registered public accounting firm’s qualifications and independence; and

•	the performance of our independent auditors.
      The audit committee has the sole and direct responsibility for appointing, evaluating and retaining our independent registered public accounting firm and for overseeing their work. All audit services to be provided to us and all non-audit services, other than de minimis non-audit services, to be provided to us by our independent auditors must be approved in advance by our audit committee.

      The charter of our audit committee is attached hereto as Annex A.

Compensation Committee
      The members of our compensation committee are Messrs. Castleman, Braginsky and Chryssis, each of whom we believe satisfies the independence requirements of Nasdaq and the SEC. Mr. Castleman chairs this committee. The purpose of our compensation committee is to discharge the responsibilities of our board of directors relating to compensation of our executive officers. Specific responsibilities of our compensation committee include:

•	reviewing and recommending compensation of our executive officers;

•	administering our stock incentive plans; and

•	reviewing and recommending incentive compensation and equity plans.
      The charter of our compensation committee is attached hereto as Annex B.

Nominating and Governance Committee
      The members of our nominating and governance committee are Messrs. Lufkin, Castleman and Cleary, each of whom we believe satisfies the independence requirements of Nasdaq. Mr. Lufkin chairs this committee. Our nominating and governance committee:

•	identifies and recommends nominees for election to our board of directors;

•	develops and recommends our corporate governance principles; and

•	oversees the evaluation of our board of directors and management.
      The nominating and governance committee will consider all bona fide candidates for election of the board, and will consider any stockholder nominations pursuant to the same criteria, provided those nominated are submitted pursuant to the process described in the Company’s Bylaws and applicable law. To date, the Company has not received any recommendations from stockholders for candidates for inclusion on the committee’s slate of nominees.
      The charter of our nominating and governance committee is attached hereto as Annex C.
Meetings of the Board of Directors and Committees
      The board of directors met 13 times during the last fiscal year, including eight by conference call, and acted twice by unanimous written consent. All directors attended at least 75% of the meetings of the board held during the period for which they were a director.
      The audit committee and the compensation committee each met once during the fiscal year. The nominating and governance committee did not meet during the fiscal year. All directors attended at least 75% of the meetings of the board committees on which they served held during the period for which they were a committee member.
Stockholder Communications with the Board of Directors
      We do not have a formal policy regarding stockholder communication with the board of directors. However, stockholders of the Company may communicate directly with the board of directors in writing, addressed to:
Board of Directors
c/o Secretary
Electro-Optical Sciences, Inc.
3 West Main Street, Suite 201
Irvington, New York 10533

      The Secretary will review each stockholder communication. The Secretary will forward to the entire board of directors (or to members of a board of directors’ committee, if the communication relates to a subject matter clearly within that committee’s area of responsibility) each communication that (a) relates to the Company’s business or governance, (b) is not offensive and is legible in form and reasonably understandable in content, and (c) does not relate to a personal grievance against the Company or a team member or to further a personal interest not shared by the other stockholders generally. Stockholders who would like their submissions directed to an individual member of the board of directors may so specify, and the communication will be forwarded, as appropriate.
Code of Business Conduct and Ethics
      The Company has adopted Electro-Optical, Sciences, Inc. Code of Business Conduct and Ethics that applies to all officers, directors and employees. The Code of Business Conduct and Ethics is available in the Corporate Governance section of the Investor Relations section of the Company’s website at www.eosciences.com. If the Company makes any substantive amendments to the Code of Business Conduct and Ethics or grants any waiver from a provision of the Code to any executive officer or director, the Company will promptly disclose the nature of the amendment or waiver on its website at the location and address specified above.
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS1
      The audit committee oversees the Company’s financial reporting process on behalf of the board of directors. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal control over financial reporting and disclosure controls and procedures. In fulfilling its oversight responsibilities, the audit committee reviewed the audited financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005 with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.
      The audit committee is responsible for reviewing, approving and managing the engagement of the Company’s independent registered public accounting firm, including the scope, extent and procedures of the annual audit and compensation to be paid therefor, and all other matters the audit committee deems appropriate, including the Company’s independent registered public accounting firm’s accountability to the board and the audit committee. The audit committee reviewed with the Company’s independent registered public accounting firm, which is responsible for expressing an opinion on the conformity of audited financial statements with generally accepted accounting principles, its judgment as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the audit committee under auditing standards generally accepted in the United States, including those described in Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees,” and discussed and reviewed the results of the Company’s independent registered public accounting firm’s examination of the financial statements. In addition, the audit committee discussed with the Company’s independent registered public accounting firm the independent registered public accounting firm’s independence from management and the Company, including the matters in the written disclosures required by the Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees.” The audit committee also considered whether the provision of non-audit services was compatible with maintaining the independent registered public accounting firm’s independence.

      1 The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

      The audit committee discussed with the Company’s independent registered public accounting firm the overall scope and plans for its audits. The audit committee meets with the Company’s independent registered public accounting firm, with and without management present, to discuss the results of its examinations, its evaluations of the Company’s internal control over financial reporting and the overall quality of the Company’s financial reporting. The audit committee held one meeting during the fiscal year ended December 31, 2005.
      In reliance on the reviews and discussions referred to above, the audit committee recommended to the board of directors (and the board has approved) that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005 for filing with the Securities and Exchange Commission. The audit committee has also retained Eisner LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2006.

AUDIT COMMITTEE

Sidney Braginsky
Dan W. Lufkin
Martin D. Cleary
PROPOSAL 2
RATIFICATION OF SELECTION OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM
      The audit committee of the board of directors has selected Eisner LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2006, and has further directed that management submit the selection of Eisner LLP as the Company’s independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. Eisner LLP has audited the Company’s financial statements since May 2, 2005. Representatives of Eisner LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.
      Stockholder ratification of the selection of Eisner LLP as the Company’s independent registered public accounting firm is not required by the Company’s Bylaws or otherwise. However the board of directors, on behalf of the audit committee, is submitting the selection of Eisner LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the audit committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the audit committee in its discretion may direct the appointment of different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.
      The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote will be required to ratify the selection of Eisner LLP. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.
THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL 2.

Principal Accountant Fees
      The following is a summary of the aggregate fees billed to the Company by Eisner LLP for professional services rendered during the fiscal year ended December 31, 2005.

Fiscal Year Ended
December 31, 2005

Audit Fees	$402,156.00
Audit-Related Fees	—
Tax Fees	—
All Other Fees	—
Total Fees	$402,156.00
      Audit Fees. Consists of fees for professional services rendered for the audit of the Company’s financial statements as of December 31, 2004, 2003 and 2002, review of interim financial statements and services normally provided by the independent auditor in connection with regulatory filings, including the Company’s Registration Statement on Form S-1 as filed with the SEC in 2005.
      Audit-Related Fees. During the fiscal year ended December 31, 2005, Eisner LLP did not provide audit-related services to the Company.
      Tax Fees. During the fiscal year ended December 31, 2005, Eisner LLP did not provide tax services to the Company.
      All Other Fees. During the fiscal year ended December 31, 2005, no fees were billed by Eisner LLP other than as set forth under “Audit Fees,” “Audit-Related Fees” and “Tax Fees” above.
Pre-Approval of Audit and Non-Audit Services
      The services performed by Eisner LLP in 2005 were not pre-approved by the audit committee because Eisner LLP was retained prior to formation of the audit committee. The audit committee pre-approves all audit services and permitted non-audit services performed or proposed to be undertaken by the independent registered public accounting firm, except where such services are determined to be de minimis under the Exchange Act, giving particular attention to the relationship between the types of services provided and the independent registered public accounting firm’s independence. The audit committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the audit committee at its next scheduled meeting.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
      The following table sets forth certain information regarding the ownership of the Company’s common stock as of March 31, 2006 (except as noted) by: (i) each nominee for director; (ii) each of the executive officers named in the Summary Compensation Table presented later in this proxy statement; (iii) all executive officers and directors of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than five percent of its common stock.

	Beneficial Ownership(1)

	Number of Shares
	of Common Stock	Percentage of Shares
Name of Beneficial Owner	Beneficially Owned	Beneficially Owned

Named Executive Officers
Joseph V. Gulfo, M.D.	82,353	*
Karen Krumeich	60,000	*
William R. Bronner	75,510	*
Jon I. Klippel	45,000	*
Directors
Breaux Castleman	98,238	*
Sidney Braginsky(2)	56,500	*
George C. Chryssis	21,383	*
Dan W. Lufkin(3)	485,418	4.47%
Gerald Wagner, Ph.D.	115,500	1.05
All directors and named executive officers as a group (all 10 persons)	1,039,902	9.00%
Holders of more than 10%
Pequot Capital Management, Inc.(4)	1,100,000	10.12%
Holders of more than 5%
Special Situations Funds(5)	1,064,786	9.80%
John Hancock Advisers LLC(6)	947,200	8.72
Caremi Partners, Ltd.(7)	929,460	8.55

*	Less than one percent.

(1)	This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13G filed with the SEC. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 11,610,471 shares outstanding on March 31, 2006, adjusted as required by rules promulgated by the SEC. Unless otherwise indicated, the address of each of the individuals and entities listed in this table is c/o Electro-Optical Sciences, at the address on the first page of this proxy statement.

(2)	Includes 51,500 shares of common stock held by Double D Venture Fund, LLC, an investment fund with which Mr. Braginsky is affiliated. Mr. Braginsky expressly disclaims ownership of these shares except to the extent of his pecuniary interest in Double D Venture Fund, LLC.

(3)	Includes 240,570 shares of common stock held by trusts the beneficiaries of which are family members of Mr. Lufkin. Mr. Lufkin expressly disclaims ownership of the shares held by these trusts.

(4)	Based solely on information contained in a Schedule 13G filed by Pequot Capital Management, Inc. (“Pequot”) on November 10, 2005. Pequot has sole voting power over 1,100,000 shares of common stock and sole dispositive power over 1,100,000 shares of common stock. Pequot is an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, as amended (the “Investment Advisers Act”).

(5)	Based solely on information contained in a Schedule 13G/ A jointly filed by Austin W. Marxe (“Marxe”) and David M. Greenhouse (“Greenhouse”), the controlling principals of AWM Investment Company, Inc. (“AWM”) on February 14, 2006. AWM serves as the general partner of MGP Advisors Limited Partnership and the general partner of and investment advisor to Special Situations Fund III, L.P. (“SSF3”) and Special Situations Fund III QP, L.P. (“SSFQP”, and collectively with SSF3, the “Special Situations Funds”). The Special Situations Funds have shared voting power over 1,064,786 shares of common stock and shared dispositive power over 1,064,786 shares of common stock.

(6)	Based solely on information contained in a Scheduled 13G jointly filed by Manulife Financial Corporation (“MFC”) and MFC’s indirect, wholly-owned subsidiary, John Hancock Advisers LLC (“JHA”) on February 9, 2006. JHA has sole voting power over 947,200 shares of common stock and shared dispositive power over 947,200 shares of common stock. JHA is an investment adviser registered under the Investment Advisers Act.

(7)	Based solely on information contained in a Schedule 13G filed jointly by Caremi Partners, Ltd. (“Caremi”) and S. Donald Sussman, the controlling person of Caremi. Caremi and Mr. Sussman have shared voting power over 929,460 shares of common stock owned by Caremi and shared dispositive power over 929,460 shares of common stock owned by Caremi.

Equity Compensation Plan Information
      The following table provides certain information with respect to all of the Company’s equity compensation plans in effect as of December 31, 2005:

Number of Securities
	to be Issued Upon	Weighted-Average	Number of Securities Remaining
	Exercise of	Exercise Price of	Available for Issuance Under Equity
	Outstanding Options,	Outstanding Options,	Compensation Plans (Excluding
	Warrants and Rights	Warrants and Rights	Securities Reflected in Column(a))
Plan Category	(a)	(b)	(c)

Equity compensation plans approved by security holders	1,115,415	0.95	798,907
Equity compensation plans not approved by security holders	—	—	—

Total	1,115,415	0.95	798,907

2005 Stock Incentive Plan
      In 2005, we adopted our 2005 Stock Incentive Plan (2005 Plan). The 2005 Plan permits the granting of awards to key employees, directors, officers, consultants and scientific collaborators in the form of incentive or nonqualified stock options and equity-based awards. Stock options granted under the 2005 Plan may be “incentive stock options” meeting the requirements of Section 422 of the Code or nonqualified stock options, which do not meet the requirements of Section 422. Stock awards granted under the 2005 Plan to eligible participants may take the form of the issuance and transfer to the recipient of shares of common stock or a grant of stock units representing a future right to such shares of common stock. As of December 31, 2005, there were 1,000,000 shares of our common stock authorized and reserved for issuance upon exercise of options which may be granted under the 2005 Plan. As of December 31, 2005, options to purchase 80,000 shares of our common stock were outstanding under the 2005 Plan. Pursuant to the 2005 Plan on each of January 1, 2006 and January 1, 2007, the number of shares of common stock authorized for issuance will be automatically increased by an amount equal to 3% of the then outstanding shares of common stock unless the board decides to reduce the amount of the increase. Effective January 1, 2006, the number of shares of our common stock authorized under the 2005 Plan increased to 1,325,135.

2003 Stock Incentive Plan
      In 2003, we adopted our 2003 Stock Incentive Plan, as amended (2003 Plan). The 2003 Plan permitted the granting of awards to our employees and other key persons (including directors, officers, consultants and scientific collaborations) in the form of restricted stock, and incentive or nonqualified stock options. Stock options granted under the 2003 Plan may be “incentive stock options” meeting the requirements of Section 422 of the Code or nonqualified stock options which do not meet the requirements of Section 422. As of December 31, 2005, options to purchase 807,243 shares of our common stock were outstanding under the 2003 Plan. No options or other equity-based awards have been granted under the 2003 Plan since the adoption of the 2005 Plan, and no further options or other equity-based awards are issuable under the 2003 Plan. As of December 31, 2005, 22,500 options granted under the 2003 Plan have been exercised.

1996 Stock Option Plan
      In 1996, we adopted our 1996 Stock Option Plan (1996 Plan and, taken with the 2005 Plan and 2003 Plan, the Stock Incentive Plans). The 1996 Plan permitted the granting of awards to our officers, key employees, directors and collaborating scientists in the form of incentive or nonqualified stock options. Stock options granted under the 1996 Plan may be “incentive stock options” meeting the requirements of Section 422 of the Code or nonqualified stock options which do not meet the requirements of Section 422. Since the adoption of the 2003 Plan, we have not granted any stock options under the 1996 Plan. As of December 31, 2005, options to purchase 228,172 shares of our common stock were outstanding under the 1996 Plan. No further options or other equity-based awards are issuable under the 1996 Plan. As of December 31, 2005, 28,381 options granted under the 1996 Plan have been exercised.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
      Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors and executive officers, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.
      To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 2005, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with, except that Pequot, a greater than ten percent stockholder, has not filed any Section 16(a) forms.
EXECUTIVE OFFICERS OF THE COMPANY
      The Company’s executive officers, their ages and their positions as of March 31, 2006, are as follows:

Name	Age	Position

Joseph V. Gulfo, M.D.	42	Director, President and Chief Executive Officer
Karen Krumeich	52	Vice President, Finance, Chief Financial Officer and Treasurer
Jon I. Klippel	51	Vice President, Marketing and Sales
William R. Bronner	60	Vice President, Legal Counsel and Compliance
      Joseph V. Gulfo, M.D., M.B.A. has served as our President and Chief Executive Officer and a member of our board of directors since January 2004. From May 1999 to November 2003, he served as Chairman, Chief Executive Officer and President of Antigen Express, Inc., a development-stage company developing immunodiagnostics and therapeutics for cancer. Dr. Gulfo serves as a director of ProCertus

BioPharm, Inc., a privately-held company. Dr. Gulfo received a B.S. in Biology from Seton Hall University, an M.D. from the University of Medicine and Dentistry of New Jersey and an M.B.A. in Finance from Seton Hall University.
      Karen Krumeich has served as our Vice President, Finance and Chief Financial Officer since January 2005 and Treasurer since May 2005. From August 2004 to January 2005 she served as a financial consultant with Horn Murdock Cole, a financial consulting firm. From September 2002 to July 2004, she served as divisional Chief Financial Officer of the hospital group division of Henry Schein, Inc., a publicly-held medical and dental products distributor. From March 2000 to August 2002, she served as a financial consultant with Consulting Associates, a financial consulting firm. Ms. Krumeich received her B.S. in Pharmacy from the University of Toledo College of Pharmacy and completed additional coursework in accounting at Cleveland State University.
      Jon I. Klippel has served as our Vice President, Marketing and Sales since December 2004. From April 2004 to November 2004, he was a marketing and sales consultant. From January 2003 to March 2004, he served as Senior Marketing Manager of PDI, Inc., a publicly-traded company offering outsourced marketing, sales and sale support services to biopharmaceutical and medical device companies. From February 2002 to December 2002, he was a marketing and sales consultant. From July 2000 to February 2002, he served as Director of Marketing and Business Development at National Imaging Associates, Inc., a privately-held diagnostic imaging management company. Mr. Klippel received a B.A. in Political Science from Albright College and an M.B.A. from Rutgers University Graduate School of Business.
      William R. Bronner has served as our Vice President, Legal Counsel and Compliance since July 2000 and as our Secretary since May 2003. From 1986 to July 2000, Mr. Bronner served as Vice President, General Counsel and Secretary of Kronos, Inc. Mr. Bronner received a B.A. in Government from Dartmouth College and a J.D. from Columbia University Law School.
      Our executive officers are elected by, and serve at the discretion of our board of directors. There are no family relationships between our directors and executive officers.
EXECUTIVE COMPENSATION
Compensation of Directors
      In addition to reimbursement of expenses incurred in attending meetings of our board of directors and committees of our board, our non-employee directors will receive an annual fee of $10,000 for serving as directors and an additional $500 per meeting for each meeting attended, whether in person or by telephone. In addition, the chairman of our board of directors, the chairman of our audit committee and the chairman of our nominating and governance committee will each receive an annual fee of $10,000. Each member of our board who is not a company employee will receive an annual stock option grant to purchase up to 5,000 shares of common stock. Such stock options will vest in full upon the first anniversary of issuance and have an exercise price equal to the fair market value of our common stock on the date of the grant. In addition, we reimburse each member of our board who is not a company employee for reasonable travel and other expenses in connection with attending meetings of the board.

Compensation of Executive Officers
      The following table sets forth summary compensation information for the years ended December 31, 2003, December 31, 2004 and December 31, 2005 for our chief executive officer and each of our two other most highly compensated executive officers whose salary and bonus for 2005 was more than $100,000. As of December 31, 2005, there were no other persons serving as executive officers. We refer to these officers collectively as our named executive officers.
SUMMARY COMPENSATION TABLE

				Long Term
		Annual Compensation		Compensation

				Securities
				Underlying		All Other
Name and Principal Position	Year	Salary ($)	Bonus ($)	Options		Compensation

Joseph V. Gulfo, M.D.	2005	$175,000	—	—
President and Chief Executive Officer	2004	173,656	—	81,753	(1)	$37,206	(2)
	2003	—	—	—		19,880	(3)
Karen Krumeich(4)	2005	$165,000	—	—		—
Vice President Finance, Chief	2004	—	—	60,000		—
Financial Officer	2003	—	—	—		—
Jon I. Klippel(5)	2005	$135,000	—	—		—
Vice President Marketing and Sales	2004	9,346	—	45,000		—
	2003	—	—	—		—
William Bronner	2005	$120,000	—	—		$3,600	(6)
Vice President, Legal Counsel and	2004	132,612	—	37,000		3,018	(7)
Compliance	2003	106,255	—	32,161		—
Marek Elbaum, Ph.D.(8)	2005	$75,608	—	—		$107,331	(9)
Founder and former Chief Science	2004	173,549	—	10,000		3,029	(10)
and Technology Officer	2003	81,085	—	29,071		—
Gerald Wagner, Ph.D.(11)	2005	—	—	55,000		$193,775	(12)
Acting Chief Operating Officer	2004	—	—	—		—
	2003	—	—	—		—

(1)	Dr. Gulfo has been granted another stock option which is not reflected in this table because the number of shares purchasable under the option can only be calculated at the time of pre-market approval (PMA) of MelaFind®. The number of shares granted under this option is equal to that number of shares of our common stock equal to four percent of our fully-diluted capital stock at that time of PMA approval of MelaFind® minus 81,753 shares of our common stock. The exercise price of this option is $0.46 per share.

(2)	Dr. Gulfo’s other compensation in 2005 was comprised of a travel and commuting allowance of $31,956 for the year and a 401(k) employer contribution of $5,250.

(3)	Dr. Gulfo’s other compensation in 2004 was comprised of a travel and commuting allowance.

(4)	Ms. Krumeich’s employment with us began in January 2005 at an annual salary of $165,000.

(5)	Mr. Klippel’s employment with us began in December 2004 at an annual salary of $135,000.

(6)	Mr. Bronner’s other compensation in 2005 was comprised of a 401(k) employer contribution.

(7)	Mr. Bronner’s other compensation in 2004 was comprised of a 401(k) employer contribution.

(8)	Pursuant to a consulting agreement effective as of May 31, 2005, the Company retained Marek Elbaum, Ph.D., the Company’s founder and former Chief Science and Technology Officer, as the Company’s Chief Scientist. In consideration of the services to be provided, the Company has agreed to pay Dr. Elbaum a monthly fee of $14,583. The term of this agreement extends for a period of two years and is automatically renewable for an additional one year period. In the event of a non-

renewal, and in the event that Dr. Elbaum’s services terminate as a result of his death or disability, we will pay to Dr. Elbaum a termination fee of $100,000.

(9)	Dr. Elbaum’s other compensation in 2005 was comprised of a consulting fee of $14,583 per month for seven months and a 401(k) employer contribution of $5,250.

(10)	Dr. Elbaum’s other compensation in 2004 was comprised of a 401(k) employer contribution.

(11)	In March, 2005 Gerald Wagner, Ph.D., a member of the Company’s board of directors, initiated consulting services to direct our MelaFind® product development efforts and oversee the manufacturing process. On June 1, 2005, the Company entered into a consulting agreement with Gerald Wagner. The agreement ends three months following the initiation of the Company’s pivotal clinical trial of MelaFind®. The consulting agreement provides for a flat fee of $150,000, payable ratably over the course of the term, and a stock option grant to purchase 50,000 shares of the Company’s common stock, which was granted immediately after completion of the Company’s initial public offering at the public offering price per share. On January 25, 2006, Dr. Wagner was appointed acting Chief Operating Officer.

(12)	Dr. Wagner’s other compensation in 2005 was comprised of consulting fees of $50,425 for the months of March and April 2005, $38,350 for the month of May 2005 and $15,000 per month for the following seven months of 2005.
Stock Option Grants and Exercises
      The following table provides information regarding stock options granted during 2005 to the named executive officers in that period. We have not granted any stock appreciation rights.

Potential Realizable
Value of Assumed
Annual Rates of
	Number of	% of Total			Stock Price
	Securities	Options	Exercise		Appreciation for
	Underlying	Granted to	or Base		Option Term(2)
	Options	Employees in	Price per	Expiration
Name	Granted	Fiscal Year	Share(1)	Date	5%	10%

Joseph V. Gulfo, M.D.	—	—	—	—	—	—
Marek Elbaum, Ph.D.(3)	—	—	—	—	—	—
Karen Krumeich	—	—	—	—	—	—
William R. Bronner	—	—	—	—	—	—
Jon I. Klippel	—	—	—	—	—	—
Gerald Wagner, Ph.D.	50,000	62.5	5.00	11/02/10	319,070	402,628
	5,000	6.3	6.85	12/02/10	43,713	55,160

(1)	Exercise price is equal to the market value on the date of grant.

(2)	The dollar amounts under these columns are the result of calculations at rates set by the SEC and, therefore, are not intended to forecast possible future appreciation, if any, in the price of the underlying common stock. The potential realizable values are calculated assuming that the market price appreciates from this price at the indicated rate for the entire term of each option and that each option is exercised and sold on the last day of its term at the assumed appreciated price. Actual gains, if any, on stock option exercises depend on the future performance of the common stock and overall stock market conditions. The amounts reflected in the following table may not necessarily be achieved.

(3)	Formerly our Chief Science and Technology Officer.

Aggregated Option Exercises in 2005 and Year-End Option Values
      The following table provides information about the number of shares issued upon option exercises by our named executive officers as of December 31, 2005 and the value realized by our named executive officers. The table also provides information about the number and value of options held by our named executive officers at December 31, 2005.

	Number of Unexercised		Value of Unexercised
	Securities Underlying Options		In-the-Money Options at
	at December 31, 2005		December 31, 2005(1)

Name	Exercisable	Unexercisable	Exercisable	Unexercisable

Joseph V. Gulfo, M.D.(2)	81,753	—	$398,137	—
Marek Elbaum, Ph.D.(3)	14,070	25,000	60,923	$122,750
Karen Krumeich	60,000	—	292,200	—
William R. Bronner	70,285	750	334,557	3,248
Jon I. Klippel	45,000	—	219,150	—
Gerald Wagner, Ph.D.	50,000	5,000	16,500	—

(1)	Value is determined by subtracting the exercise price of an option from the $5.33 per share fair market value of our common stock on December 30, 2005.

(2)	Dr. Gulfo has been granted another stock option which is not reflected in this table because the number of shares purchasable under the option can only be calculated at the time of PMA approval of MelaFind®. The number of shares granted under this option is equal to that number of shares of our common stock equal to four percent of our fully-diluted capital stock at that time of PMA approval of MelaFind® minus 81,753 shares of our common stock.

(3)	Formerly our Chief Science and Technology Officer.
Employment Agreements

Employment Agreement with Joseph V. Gulfo, M.D.
      On January 5, 2004, we entered into an employment agreement with Dr. Joseph V. Gulfo, our President and Chief Executive Officer. Pursuant to the agreement, Dr. Gulfo is required to devote substantially all of his business time, attention and efforts to the performance of his duties under the agreement. The initial term of the employment agreement extended until December 31, 2005 and will automatically renew for successive twelve-month (12) terms unless either party sends a written notice of termination within 90 days of the expiration of the initial term or renewal term, as the case may be. The employment agreement automatically extended until December 31, 2006.
      The employment agreement provides Dr. Gulfo with an annual base salary of $175,000 subject to periodic review by our board of directors. Our board of directors has determined that Dr. Gulfo was entitled to a review and salary increase in an amount to be agreed by Dr. Gulfo and the Company as a result of the equity financing consummated in October 2004, but to date our board of directors has not conducted a review or granted a salary increase. Dr. Gulfo is also entitled to receive yearly bonuses at the discretion of our board of directors. The target for such bonuses is 50% of Dr. Gulfo’s then current base salary.
      In addition, Dr. Gulfo is entitled to be reimbursed for certain travel expenses up to $1,100 per month, $2,000 per month for lodging expenses and for certain communication expenses, including cellular phone service and broadband internet service.
      If Dr. Gulfo’s employment is terminated by us without cause or Dr. Gulfo resigns for good reason, then Dr. Gulfo would be entitled to receive severance pay equal to 15 months of his then current base salary and, if Dr. Gulfo is then covered by health insurance provided by us, the cost to Dr. Gulfo of COBRA coverage for 15 months. If we elect not to renew Dr. Gulfo’s employment agreement, Dr. Gulfo is entitled to an amount equal to his then current base salary for nine months and, if Dr. Gulfo is covered by our health insurance policy at such time, the cost of COBRA for nine months (subject to reduction to the extent Dr. Gulfo received comparable benefits from a subsequent employer during such nine month period).
      Dr. Gulfo is subject to a non-compete covenant upon termination of his employment by us or him. The term of Dr. Gulfo’s non-compete covenant is one (1) year, which can be extended to two (2) years in the event we elect to pay him additional severance equal to twelve (12) months of his base salary at the time of termination and his most recent bonus (if any).
      The employment agreement provides for three separate grants of stock options. The first two stock option grants for the purchase of a total of 81,753 shares of our common stock at an exercise price of $0.46 per share have fully vested. The number of shares of our common stock subject to the third stock option can only be calculated at the time of PMA approval of MelaFind®. The number of shares purchasable under this option at an exercise price of $0.46 per share is equal to that number of shares of our common stock equal to four percent of our fully-diluted capital stock at the time of PMA approval of MelaFind® minus the number of shares of common stock underlying options granted to Dr. Gulfo under the employment agreement, which is 81,753. Based on 12,355,174 shares outstanding (on a fully-diluted basis) as of March 31, 2006 and assuming such shares remain the total number of shares outstanding on the date we receive PMA approval of MelaFind® (assuming in both cases the exercise of all outstanding options and warrants), the number of shares subject to this option is 412,454. This third stock option grant vests 50% at the time of PMA approval of MelaFind®, and the remaining 50% vests in four equal installments over the one year period following such PMA approval of MelaFind®.
Consulting Agreements

Consulting Agreement with Breaux Castleman
      In June 2003, we entered into a consulting agreement with Breaux Castleman for consulting services related to FDA approval of MelaFind®, administrative matters, financial reporting, and our business and financial strategy. Under this agreement, Mr. Castleman receives compensation for each month of services rendered. During 2003 Mr. Castleman was paid at the rate of $8,000 for each month of services rendered and thereafter from 2004 onward he has been paid at the rate of $2,000 for each month of services rendered. We made payments pursuant to this consulting agreement of $48,000 in 2003, $22,000 in 2004, and $26,000 in 2005. These payments did not exceed $60,000 in any twelve-month period since June 2003. In connection with our consulting agreement with Mr. Castleman, we granted Mr. Castleman a restricted stock award of 75,000 shares of our common stock under our 2003 Plan for an aggregate purchase price of $34,500. Mr. Castleman issued an interest-bearing promissory note in the principal amount of $34,500 as payment for these shares. During the second quarter of 2005, this note was repaid in full. Our consulting agreement with Mr. Castleman is terminable by either party on 30 days’ written notice.

Consulting Agreement with Marek Elbaum, Ph.D.
      Pursuant to a consulting agreement effective as of May 31, 2005, we retained Marek Elbaum, Ph.D., our founder and former Chief Science and Technology Officer, as our Chief Scientist to provide services relating to the integration of our product development, mentoring and advising our staff scientists, providing new product vision, supporting of our research and development and providing such other services as assigned to him by our Chief Executive Officer. Pursuant to the consulting agreement, Dr. Elbaum will provide us with a majority of his business time in consideration of a monthly fee of approximately $14,500. The term of such agreement extends for a period of two years and is automatically renewable for an additional one year period unless either Dr. Elbaum or we decide to not so renew. In the event of a non-renewal, and in the event that Dr. Elbaum’s services terminate as a result of his death or disability, we will pay to Dr. Elbaum a termination fee of $100,000. In addition, upon termination of the consulting agreement for any reason other than a termination by us for cause, we will pay to Dr. Elbaum for 18 months an amount equal to what Dr. Elbaum would have had to pay to extend his insurance coverage under COBRA. Dr. Elbaum is subject to a non-compete covenant during the term of the consulting agreement and for a period of two years after the term of the consulting agreement. We have also agreed that all stock options previously granted to Dr. Elbaum will continue to vest in accordance with their original terms.

Consulting Agreement with Robert Friedman, M.D.
      Pursuant to a consulting agreement effective as of June 1, 2005, we have retained the services of Robert Friedman, M.D. for an initial term of one year as a consultant, medical advisor to our board of directors, and as a liaison between our board of directors and our scientific and medical advisory committee, and in connection with the clinical testing of MelaFind®. In consideration of rendering of these services, Dr. Friedman will be paid at a rate of $5,000 per day (assuming an eight-hour day) for up to 30 days of service. The consulting agreement is automatically renewed for successive one-year terms unless either party terminates the agreement at least 30 days prior to the expiration of the agreement.

Consulting Agreement with Gerald Wagner, Ph.D.
      Pursuant to a consulting agreement dated as of June 1, 2005 with Gerald Wagner Consulting LLC (GWC), a company owned and operated by Dr. Gerald Wagner, GWC has agreed to direct our MelaFind® product development efforts and oversee the manufacturing process for MelaFind®. On March 24, 2006, we entered into an amended and restated consulting agreement with GWC, which became effective on April 1, 2006. Under this amended and restated consulting agreement, the Company agrees to pay GWC the annual amount of $180,000 payable monthly over the term of the agreement. The agreement will end at the option of GWC or the Company, at any time by providing thirty (30) days prior written notice or immediately upon the mutual agreement of the Company and GWC. In connection with GWC’s ongoing engagement as a consultant, Dr. Wagner received a stock option grant of 50,000 shares of the Company’s common stock which vests in full immediately upon commencement of the pivotal trial for MelaFind®. In addition, on March 24, 2006, Dr. Wagner received another stock option grant of 49,500 shares of the Company’s common stock which vested immediately upon grant. The exercise price for these two stock option grants is the closing price per share of the Company’s common stock on the option grant date.
Limitation of Liability and Indemnification of Directors and Officers
      Our fourth amended and restated certificate of incorporation and third amended and restated bylaws provide that we will indemnify our directors and executive officers and may indemnify our other officers and employees and other agents to the fullest extent permitted by law. Our fourth amended and restated certificate of incorporation and third amended and restated bylaws also permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in such capacity, regardless of whether the bylaws would permit indemnification. We maintain directors’ and officers’ liability insurance. We believe that these provisions and agreements are necessary to attract and retain qualified persons as directors and executive officers.
Compensation Committee Interlocks and Insider Participation
      We did not have a compensation committee until May 2005. As previously noted, the compensation committee is composed of three non-employee directors: Messrs. Castleman, Braginsky and Chryssis. No member of the compensation committee is or was formerly a permanent officer or employee of the Company. No interlocking relationship exists between the Company’s board of directors or compensation committee and the board of directors or compensation committee of any other company, nor has such interlocking relationship existed in the past. Dr. Gulfo, our Chief Executive Officer, previously participated in the deliberations regarding executive compensation. None of our executive officers has served as a member of the compensation committee, or other committee serving an equivalent function, of any other entity, one of whose executive officers served as a member of our compensation committee.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
ON EXECUTIVE COMPENSATION2
      The compensation committee of the board of directors (the “Committee”) is comprised of Messrs. Castleman, Braginsky and Chryssis, none of whom has been a permanent officer or employee of the Company. The Committee is responsible for establishing the Company’s compensation for executive officers.

•	Overview. The goals of the Company’s executive compensation program are to align compensation with business objectives and performance and to enable the Company to attract, retain and reward executive officers and other key employees who contribute to the long-term success of the Company and to motivate them to enhance long-term stockholder value. The Company’s executive compensation program for 2005 was designed with these goals in mind.
      The Company also offers to its executive officers participation (with all other eligible employees of the Company) in its 401(k) Plan and certain other benefits available generally to employees of the Company, as well as certain perquisites.
      Base Salary. In 2005, the Chief Executive Officer received a base salary of $175,000 pursuant to his employment agreement. The Committee periodically reviews the base salary of the Chief Executive Officer, but to date has not conducted a review or granted a salary increase. The Committee also reviews and approves base salaries for each of the Company’s other executive officers on an annual basis. In setting or adjusting base salaries, the Committee examines both qualitative and quantitative factors relating to corporate and individual performance, as well as general economic factors such as increases in the cost of living. In many instances, the qualitative factors necessarily involve a subjective assessment by the Committee. The Committee neither bases its considerations on any single factor nor does it specifically assign relative weights to factors but rather considers a mix of factors and evaluates individual performance against that mix both in absolute terms and in relation to other company executives. The Committee also reviews the reported compensation levels for executive officers of certain peer companies in the life sciences industry to enable it to set base salaries based on each executive officer’s level of responsibility and within the parameters of base salaries reported by those peer companies.
      Bonus. Other than the discretionary bonus contemplated by the Chief Executive Officer’s employment agreement, the Company does not currently have a bonus program, but may consider adopting a bonus program in the near future.
      Long-Term Incentive Compensation. The Stock Incentive Plans maintained by the Company were established to provide employees of the Company with an opportunity to share, along with stockholders of the Company, in the long-term performance of the Company. Initial grants of stock options under the 2005 Plan are generally made to eligible employees upon commencement of employment, with additional grants being made to certain employees periodically or following a significant change in the job responsibilities, scope or title of such employment. Stock options granted in 2005 under the 2005 Plan either vest in full upon grant or the first anniversary of the grant date or are subject to vesting upon attainment of specified milestones. Stock options under the 2005 Plan expire five years from the date of grant. The exercise price of such options is usually 100% of the fair market value of the underlying stock on the date of grant.
      Guidelines for the number of stock options for each participant under the 2005 Plan are generally determined by applying several factors to the salary and performance level of each participant and then related to the approximate market price of the stock at the time of grant. In awarding stock options, the

      2 The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Committee considers individual performance, overall contribution to the Company, officer retention, the number of unvested stock options held by the officer and the total number of stock options to be awarded.
      Section 162(m) of the Internal Revenue Code of 1986 limits the Company to a deduction for federal income tax purposes of up to $1 million of compensation paid to certain named executive officers in a taxable year. Compensation above $1 million may be deducted if it is “performance-based compensation.” The compensation committee has determined that stock options granted under the Stock Incentive Plans with an exercise price at least equal to the fair market value of the Company’s common stock on the date of grant shall be treated as “performance-based compensation” and any compensation recognized by a Named Executive Officer as a result of the grant of such stock options is deductible by the Company.
      CEO Compensation. In setting Dr. Gulfo’s compensation for 2005, the Committee used the same procedures described above in setting the base salary and long-term incentive compensation. In addition, the Committee considered the status of Dr. Gulfo as the Company’s most senior officer, market data for similar positions, and considered the important role he has in achieving overall corporate goals.
      For fiscal year 2005, Dr. Gulfo’s compensation package consisted primarily of an annual base salary of $175,000. The Committee also reviewed perquisites and other compensation paid to Dr. Gulfo for 2005, and found these amounts to be reasonable.

COMPENSATION COMMITTEE

Breaux Castleman
Sidney Braginsky
George C. Chryssis
CERTAIN TRANSACTIONS
      The Company has entered into employment agreements and other agreements with certain of its executive officers. See “Executive Compensation.”
      The Company has entered into indemnity agreements with certain officers and directors which provide, among other things, that the Company will indemnify such officer or director, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements he or she may be required to pay in actions or proceedings to which he or she is or may be made a party by reason of his or her position as a director, officer or other agent of the Company, and otherwise to the fullest extent permitted under Delaware law and the Company’s Bylaws.

PERFORMANCE MEASUREMENT COMPARISON(3)
      The following graph shows the total stockholder return of an investment of $100 in cash on October 28, 2005 (the date of the Company’s initial public offering) for (i) the Company’s common stock, (ii) the Nasdaq Stock Market (U.S.) Index and (iii) a peer group index comprised of all public companies using SIC Code 3826 (Laboratory Analytical Instruments) (the “Peer Group”). All values assume reinvestment of the full amount of all dividends and are calculated as of December 31 of each year:
COMPARISON OF CUMULATIVE TOTAL RETURN
AMONG ELECTRO-OPTICAL SCIENCES, INC.,
THE NASDAQ STOCK MARKET (U.S.) INDEX AND A PEER GROUP
HOUSEHOLDING OF PROXY MATERIALS
      The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.
      This year, a number of brokers with account holders who are Company stockholders will be “householding” our proxy materials. A single proxy statement may be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you notify your broker or the Company that you no longer wish to participate in “householding.” If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report in the future you may (1) notify your broker, (2) direct your written request to: Electro-Optical Sciences, Inc., 3 West Main Street, Suite 201, Irvington, New York 10533, Attention: Secretary, or (3) contact our

      (3) This Section is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Investor Relations representatives at Lazar Partners, Ltd., 420 Lexington Avenue, Suite 442, New York, New York 10170. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communications should contact their broker. In addition, the Company will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of the annual report and proxy statement to a stockholder at a shared address to which a single copy of the documents was delivered.
OTHER MATTERS
      The board of directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

Joseph V. Gulfo, M.D., Ph.D.
President and Chief Executive Officer
April 18, 2006
      A copy of the Company’s Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal ended December 31, 2005 is available without charge upon written request to: Electro-Optical Sciences, Inc., 3 West Main Street, Suite 201, Irvington, New York 10533, Attention: Secretary.

ANNEX A
ELECTRO-OPTICAL SCIENCES, INC.
AUDIT COMMITTEE CHARTER

A.	Purpose
      The purpose of the Audit Committee is to assist oversight by the Board of Directors (the “Board”) of Electro-Optical Sciences, Inc. (the “Company”) of the Company’s accounting and financial reporting processes and the audits of the Company’s financial statements.

B.	Structure and Membership
      1. Number. Except as otherwise permitted by the applicable NASDAQ rules, the Audit Committee shall consist of at least three members of the Board.
      2. Independence. Except as otherwise permitted by the applicable NASDAQ rules, each member of the Audit Committee shall be independent as defined by NASDAQ rules, meet the criteria for independence set forth in Rule 10A-3(b)(1) under the Exchange Act (subject to the exemptions provided in Rule 10A-3(c)), and not have participated in the preparation of the financial statements of the Company or any current subsidiary of the Company at any time during the past three years.
      3. Financial Literacy. Each member of the Audit Committee must be able to read and understand fundamental financial statements, including the Company’s balance sheet, income statement, and cash flow statement, at the time of his or her appointment to the Audit Committee. In addition, at least one member must have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities. Unless otherwise determined by the Board (in which case disclosure of such determination shall be made in the Company’s annual report filed with the Securities and Exchange Commission (the “SEC”)), at least one member of the Audit Committee shall be an “audit committee financial expert” (as defined by applicable SEC rules).
      4. Chair. Unless the Board elects a Chair of the Audit Committee, the Audit Committee shall elect a Chair by majority vote.
      5. Compensation. The compensation of Audit Committee members shall be as determined by the Board. No member of the Audit Committee may receive, directly or indirectly, any consulting, advisory or other compensatory fee from the Company or any of its subsidiaries, other than fees paid in his or her capacity as a member of the Board or a committee of the Board.
      6. Selection and Removal. Members of the Audit Committee shall be appointed by the Board, upon the recommendation of the Nominating and Corporate Governance Committee. The Board may remove members of the Audit Committee from such committee, with or without cause.

C.	Authority and Responsibilities
     General
      The Audit Committee shall discharge its responsibilities, and shall assess the information provided by the Company’s management and the independent auditor, in accordance with its business judgment. Management is responsible for the preparation, presentation, and integrity of the Company’s financial statements, for the appropriateness of the accounting principles and reporting policies that are used by the Company and for establishing and maintaining adequate internal control over financial reporting. The independent auditors are responsible for auditing the Company’s financial statements and the Company’s internal control over financial reporting and for reviewing the Company’s unaudited interim financial statements. The authority and responsibilities set forth in this Charter do not reflect or create any duty or obligation of the Audit Committee to plan or conduct any audit, to determine or certify that the Company’s financial statements are complete, accurate, fairly presented, or in accordance with generally accepted accounting principles or applicable law, or to guarantee the independent auditor’s reports.
     Oversight of Independent Auditors
      1. Selection. The Audit Committee shall be solely and directly responsible for appointing, evaluating, retaining and, when necessary, terminating the engagement of the independent auditor. The Audit Committee may, in its discretion, seek stockholder ratification of the independent auditor it appoints.
      2. Independence. The Audit Committee shall take, or recommend that the full Board take, appropriate action to oversee the independence of the independent auditor. In connection with this responsibility, the Audit Committee shall obtain and review a formal written statement from the independent auditor describing all relationships between the auditor and the Company, including the disclosures required by Independence Standards Board Standard No. 1. The Audit Committee shall actively engage in dialogue with the auditor concerning any disclosed relationships or services that might impact the objectivity and independence of the auditor.
      3. Compensation. The Audit Committee shall have sole and direct responsibility for setting the compensation of the independent auditor. The Audit Committee is empowered, without further action by the Board, to cause the Company to pay the compensation of the independent auditor established by the Audit Committee.
      4. Preapproval of Services. The Audit Committee shall preapprove all audit services to be provided to the Company, whether provided by the principal auditor or other firms, and all other services (review, attest and non-audit) to be provided to the Company by the independent auditor; provided, however, that de minimis non-audit services may instead be approved in accordance with applicable SEC rules.
      5. Oversight. The independent auditor shall report directly to the Audit Committee, and the Audit Committee shall have sole and direct responsibility for overseeing the work of the independent auditor, including resolution of disagreements between Company management and the independent auditor regarding financial reporting. In connection with its oversight role, the Audit Committee shall, from time to time as appropriate, receive and consider the reports required to be made by the independent auditor regarding:

•	critical accounting policies and practices;

•	alternative treatments within generally accepted accounting principles for policies and practices related to material items that have been discussed with Company management, including ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor; and

•	other material written communications between the independent auditor and Company management.
     Audited Financial Statements
      6. Review and Discussion. The Audit Committee shall review and discuss with the Company’s management and independent auditor the Company’s audited financial statements, including the matters about which Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards, AU §380) requires discussion.
      7. Recommendation to Board Regarding Financial Statements. The Audit Committee shall consider whether it will recommend to the Board that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K.

      8. Audit Committee Report. The Audit Committee shall prepare an annual committee report for inclusion where necessary in the proxy statement of the Company relating to its annual meeting of security holders.
     Review of Other Financial Disclosures
      9. Oversight. The Audit Committee shall coordinate the Board’s oversight of the Company’s internal control over financial reporting, disclosure controls and procedures and code of conduct. The Audit Committee shall receive and review the reports of the CEO and CFO required by Rule 13a-14 of the Exchange Act.
      10. Procedures for Complaints. The Audit Committee shall establish procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters; and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.
      11. Related-Party Transactions. The Audit Committee shall review all “related party transactions” (defined as transactions required to be disclosed pursuant to Item 404 of Regulation S-K) on an ongoing basis, and all such transactions must be approved by the Audit Committee.
     Controls and Procedures
      12. Oversight. The Audit Committee shall coordinate the Board’s oversight of the Company’s internal control over financial reporting, disclosure controls and procedures and code of conduct. The Audit Committee shall receive and review the reports of the CEO and CFO required by Rule 13a-14 of the Exchange Act.
      13. Procedures for Complaints. The Audit Committee shall establish procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters; and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.
      14. Related-Party Transactions. The Audit Committee shall review all “related party transactions” (defined as transactions required to be disclosed pursuant to Item 404 of Regulation S-K) on an ongoing basis, and all such transactions must be approved by the Audit Committee.
      15. Additional Powers. The Audit Committee shall have such other duties as may be delegated from time to time by the Board.

D.	Procedures and Administration
      1. Meetings. The Audit Committee shall meet as often as it deems necessary in order to perform its responsibilities. The Audit Committee may also act by unanimous written consent in lieu of a meeting. The Audit Committee shall periodically meet separately with: (i) the independent auditor; (ii) Company management and (iii) the Company’s internal auditors. The Audit Committee shall keep such records of its meetings as it shall deem appropriate.
      2. Subcommittees. The Audit Committee may form and delegate authority to one or more subcommittees (including a subcommittee consisting of a single member), as it deems appropriate from time to time under the circumstances. Any decision of a subcommittee to preapprove audit, review, attest or non-audit services shall be presented to the full Audit Committee at its next scheduled meeting.
      3. Reports to Board. The Audit Committee shall report regularly to the Board.
      4. Charter. At least annually, the Audit Committee shall review and reassess the adequacy of this Charter and recommend any proposed changes to the Board for approval.
      5. Independent Advisors. The Audit Committee is authorized, without further action by the Board, to engage such independent legal, accounting and other advisors as it deems necessary or appropriate to carry out its responsibilities. Such independent advisors may be the regular advisors to the Company. The Audit Committee is empowered, without further action by the Board, to cause the Company to pay the compensation of such advisors as established by the Audit Committee.
      6. Investigations. The Audit Committee shall have the authority to conduct or authorize investigations into any matters within the scope of its responsibilities as it shall deem appropriate, including the authority to request any officer, employee or advisor of the Company to meet with the Audit Committee or any advisors engaged by the Audit Committee.
      7. Funding. The Audit Committee is empowered, without further action by the Board, to cause the Company to pay the ordinary administrative expenses of the Audit Committee that are necessary or appropriate in carrying out its duties.
      8. Annual Self-Evaluation. At least annually, the Audit Committee shall evaluate its own performance.

ANNEX B
ELECTRO-OPTICAL SCIENCES, INC.
COMPENSATION COMMITTEE CHARTER

A.	Purpose
      The purpose of the Compensation Committee of the Board of Directors (the “Board”) of the Electro-Optical Sciences, Inc. (the “Company”) is to assist the Board in the discharge of its responsibilities relating to compensation of the Company’s executive officers.

B.	Structure and Membership
      1. Number. The Compensation Committee shall consist of at least three members of the Board.
      2. Independence. Except as otherwise permitted by the applicable NASDAQ rules, each member of the Compensation Committee shall be an “independent director” as defined by the applicable NASDAQ rules.
      3. Chair. Unless the Board elects a Chair of the Compensation Committee, the Compensation Committee shall elect a Chair by majority vote.
      4. Compensation. The compensation of Compensation Committee members shall be as determined by the Board.
      5. Selection and Removal. Members of the Compensation Committee shall be appointed by the Board, upon the recommendation of the Nominating and Corporate Governance Committee. The Board may remove members of the Compensation Committee from such committee, with or without cause.

C.	Authority and Responsibilities
     General
      The Compensation Committee shall discharge its responsibilities, and shall assess the information provided by the Company’s management, in accordance with its business judgment.
     Compensation Matters
      1. Executive Officer Compensation. The Compensation Committee, or a majority of the independent directors of the Board, shall review and approve, or recommend for approval by the Board, the compensation of the Company’s Chief Executive Officer (the “CEO”) and the Company’s other executive officers, including salary, bonus and incentive compensation levels; deferred compensation; executive perquisites; equity compensation (including awards to induce employment); severance arrangements; change-in-control benefits and other forms of executive officer compensation. The Compensation Committee or the independent directors of the Board, as the case may be, shall meet without the presence of executive officers when approving or deliberating on CEO compensation but may, in its or their discretion, invite the CEO to be present during the approval of, or deliberations with respect to, other executive officer compensation.
      2. Evaluation of Senior Executives. The Compensation Committee shall be responsible for overseeing the evaluation of the Company’s senior executives. In conjunction with the Audit Committee in the case of the evaluation of the senior financial management, the Compensation Committee shall determine the nature and frequency of the evaluation and the persons subject to the evaluation, supervise the conduct of the evaluation and prepare assessments of the performance of the Company’s senior executives, to be discussed periodically with the Board.
      3. Plan Recommendations and Approvals. The Compensation Committee shall periodically review and make recommendations to the Board with respect to incentive-compensation plans and equity-based plans. In addition, in the case of any tax-qualified, non-discriminatory employee benefit plans (and any parallel nonqualified plans) for which stockholder approval is not sought and pursuant to which options or stock may be acquired by officers, directors, employees or consultants of the Company, the Compensation Committee, or a majority of the independent directors of the Board, shall approve such plans.
      4. Administration of Plans. The Compensation Committee shall exercise all rights, authority and functions of the Board under all of the Company’s stock option, stock incentive, employee stock purchase and other equity-based plans, including without limitation, the authority to interpret the terms thereof, to grant options thereunder and to make stock awards thereunder; provided, however, that, except as otherwise expressly authorized to do so by this charter or a plan or resolution of the Board, the Compensation Committee shall not be authorized to amend any such plan. To the extent permitted by applicable law and the provisions of a given equity-based plan, and consistent with the requirements of applicable law and such equity-based plan, the Compensation Committee may delegate to one or more executive officers of the Company the power to grant options or other stock awards pursuant to such equity-based plan to employees of the Company or any subsidiary of the Company who are not directors or executive officers of the Company. The Compensation Committee, or a majority of the independent directors of the Board, shall approve any inducement awards granted in reliance on the exemption from shareholder approval contained in NASDAQ Rule 4350(i)(1)(A)(iv).
      5. Director Compensation. The Compensation Committee shall periodically review and make recommendations to the Board with respect to director compensation.
      6. Compensation Committee Report on Executive Compensation. The Compensation Committee shall prepare for inclusion where necessary in a proxy or information statement of the Company relating to an annual meeting of security holders at which directors are to be elected (or special meeting or written consents in lieu of such meeting), the report described in Item 402(k) of Regulation S-K.
      7. Compensation Committee Report on Repricing of Options/ SARs. If during the last fiscal year of the Company (while the Company was a reporting company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the “Exchange Act”)) any adjustment or amendment was made to the exercise price of any stock option or stock appreciation right previously awarded to a “named executive officer” (as such term is defined from time to time in Item 402(a)(3) of Regulation S-K), the Compensation Committee shall furnish the report required by Item 402(i) of Regulation S-K.
      8. Additional Powers. The Compensation Committee shall have such other duties as may be delegated from time to time by the Board.

D.	Procedures and Administration
      1. Meetings. The Compensation Committee shall meet as often as it deems necessary in order to perform its responsibilities. The Compensation Committee may also act by unanimous written consent in lieu of a meeting. The Compensation Committee shall keep such records of its meetings as it shall deem appropriate.
      2. Subcommittees. The Compensation Committee may form and delegate authority to one or more subcommittees as it deems appropriate from time to time under the circumstances (including (a) a subcommittee consisting of a single member and (b) a subcommittee consisting of at least two members, each of whom qualifies as a “non-employee director,” as such term is defined from time to time in Rule 16b-3 promulgated under the Exchange Act, and an “outside director,” as such term is defined from time to time in Section 162(m) of the Internal Revenue Code of 1986, as amended, and the rules and regulations thereunder).
      3. Reports to Board. The Compensation Committee shall report regularly to the Board.
      4. Charter. The Compensation Committee shall periodically review and reassess the adequacy of this Charter and recommend any proposed changes to the Board for approval.

      5. Consulting Arrangements. The Compensation Committee shall have the sole authority to retain and terminate any compensation consultant to be used to assist in the evaluation of executive officer compensation and shall have sole authority to approve the consultant’s fees and other retention terms. The Compensation Committee shall also have authority to commission compensation surveys or studies as the need arises. The Compensation Committee is empowered, without further action by the Board, to cause the Company to pay the compensation of such consultants as established by the Compensation Committee.
      6. Independent Advisors. The Compensation Committee shall have the authority, without further action by the Board, to engage such independent legal, accounting and other advisors as it deems necessary or appropriate to carry out its responsibilities. Such independent advisors may be the regular advisors to the Company. The Compensation Committee is empowered, without further action by the Board, to cause the Company to pay the compensation of such advisors as established by the Compensation Committee.
      7. Investigations. The Compensation Committee shall have the authority to conduct or authorize investigations into any matters within the scope of its responsibilities as it shall deem appropriate, including the authority to request any officer, employee or advisor of the Company to meet with the Compensation Committee or any advisors engaged by the Compensation Committee.
      8. Annual Self-Evaluation. At least annually, the Compensation Committee shall evaluate its own performance.

ANNEX C
ELECTRO-OPTICAL SCIENCES, INC.
NOMINATING AND CORPORATE GOVERNANCE COMMITTEE CHARTER

A.	Purpose
      The purpose of the Nominating and Corporate Governance Committee of the Board of Directors (the “Board”) of Electro-Optical Sciences, Inc. (the “Company”) is to:

•	recommend to the Board the persons to be nominated for election as directors at any meeting of stockholders;

•	develop and recommend to the Board a set of corporate governance guidelines applicable to the Company; and

•	oversee the evaluation of the Board.

B.	Structure and Membership
      1. Number. The Nominating and Corporate Governance Committee shall consist of such number of directors as the Board shall from time to time determine.
      2. Independence. Except as otherwise permitted by the applicable rules of NASDAQ, each member of the Nominating and Corporate Governance Committee shall be “independent” as defined by such rules.
      3. Chair. Unless the Board elects a Chair of the Nominating and Corporate Governance Committee, the Committee shall elect a Chair by majority vote.
      4. Compensation. The compensation of Nominating and Corporate Governance Committee members shall be as determined by the Board.
      5. Selection and Removal. Members of the Nominating and Corporate Governance Committee shall be appointed by the Board, upon the recommendation of the Committee. The Board may remove members of the Nominating and Corporate Governance Committee from such Committee, with or without cause.

C.	Authority and Responsibilities
     General
      The Nominating and Corporate Governance Committee shall discharge its responsibilities, and shall assess the information provided by the Company’s management, in accordance with its business judgment.
     Board and Committee Membership
      1. Selection of Director Nominees. Except where the Company is legally required by contract, bylaw or otherwise to provide third parties with the right to nominate directors, the Nominating and Corporate Governance Committee shall be responsible for recommending to the Board the nominees for election as directors at any meeting of stockholders and the persons to be elected by the Board to fill any vacancies on the Board. In making such recommendations, the Committee shall consider candidates proposed by stockholders. The Committee shall review and evaluate information available to it regarding candidates proposed by stockholders and shall apply the same criteria, and shall follow substantially the same process in considering them, as it does in considering other candidates.
      2. Criteria for Selecting Directors. The Board’s criteria for selecting directors are as set forth in the Company’s Corporate Governance Guidelines. The Nominating and Corporate Governance Committee shall use such criteria and the principles set forth in such Guidelines to guide its director selection process. The Committee shall be responsible for reviewing with the Board, on an annual basis, the requisite skills and criteria for new Board members as well as the composition of the Board as a whole. The Committee may adopt, and periodically review and revise as it deems appropriate, procedures regarding director candidates proposed by stockholders.
      3. Search Firms. The Nominating and Corporate Governance Committee shall have the authority to retain and terminate any search firm to be used to identify director nominees, including authority to approve the search firm’s fees and other retention terms. The Committee is empowered, without further action by the Board, to cause the Company to pay the compensation of any search firm engaged by the Committee.
      4. Selection of Committee Members. The Nominating and Corporate Governance Committee shall be responsible for recommending to the Board the directors to be appointed to each committee of the Board
     Corporate Governance
      5. Corporate Governance Guidelines. The Nominating and Corporate Governance Committee shall develop and recommend to the Board a set of Corporate Governance Guidelines applicable to the Company. The Committee shall, from time to time as it deems appropriate, review and reassess the adequacy of such Corporate Governance Guidelines and recommend any proposed changes to the Board for approval.
     Evaluation of the Board; Succession Planning
      6. Evaluation of the Board. The Nominating and Corporate Governance Committee shall be responsible for overseeing an annual self-evaluation of the Board to determine whether it and its committees are functioning effectively. The Committee shall determine the nature of the evaluation, supervise the conduct of the evaluation and prepare an assessment of the Board’s performance, to be discussed with the Board.
      7. Succession of Senior Executives. The Nominating and Corporate Governance Committee shall oversee an annual review by the Board on succession planning, which shall include transitional leadership in the event of an unplanned vacancy.
      8. Additional Powers. The Nominating and Corporate Governance Committee shall have such other duties as may be delegated from time to time by the Board.

D.	Procedures and Administration
      1. Meetings. The Nominating and Corporate Governance Committee shall meet as often as it deems necessary in order to perform its responsibilities. The Committee may also act by unanimous written consent in lieu of a meeting. The Committee shall keep such records of its meetings as it shall deem appropriate.
      2. Subcommittees. The Nominating and Corporate Governance Committee may form and delegate authority to one or more subcommittees (including a subcommittee consisting of a single member), as it deems appropriate from time to time under the circumstances.
      3. Reports to the Board. The Nominating and Corporate Governance Committee shall report regularly to the Board.
      4. Charter. The Nominating and Corporate Governance Committee shall, from time to time as it deems appropriate, review and reassess the adequacy of this Charter and recommend any proposed changes to the Board for approval.

      5. Independent Advisors. The Nominating and Corporate Governance Committee shall have the authority to engage such independent legal and other advisors as it deems necessary or appropriate to carry out its responsibilities. Such independent advisors may be the regular advisors to the Company. The Committee is empowered, without further action by the Board, to cause the Company to pay the compensation of such advisors as established by the Committee.
      6. Investigations. The Nominating and Corporate Governance Committee shall have the authority to conduct or authorize investigations into any matters within the scope of its responsibilities as it shall deem appropriate, including the authority to request any officer, employee or advisor of the Company to meet with the Committee or any advisors engaged by the Committee.
      7. Annual Self-Evaluation. At least annually, the Nominating and Corporate Governance Committee shall evaluate its own performance.
      Adopted on May 13, 2005 by the Board of Directors of Electro-Optical Sciences, Inc.

THERE ARE THREE WAYS TO VOTE YOUR PROXY

TELEPHONE VOTING	INTERNET VOTING	VOTING BY MAIL
This method of voting is available for residents of the U.S. and Canada. On a touch tone telephone, call TOLL FREE 800-732-6167, 24 hours a day, 7 days a week. You will be asked to enter ONLY the CONTROL NUMBER shown below. Have your voting instruction card ready, then follow the prerecorded instructions. Your vote will be confirmed and cast as you direct. Available until 11:59 PM, EST, May 21, 2006.	Visit the Internet voting website at http://proxy.georgeson.com. Enter the COMPANY NUMBER and CONTROL NUMBER shown below and follow the instructions on your screen. You will incur only your usual Internet charges. Available until 11:59 PM, EST, May 21, 2006.	Simply mark, sign and date your voting instruction card and return it in the postage-paid envelope. If you are voting by telephone or the Internet, please do not mail your proxy card.

COMPANY NUMBER	CONTROL NUMBER
DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL

☒	Please mark votes as in this example.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES FOR DIRECTOR LISTED BELOW. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 2 BELOW.

Proposal 1.	To elect directors to serve for the ensuing year and until their successors are elected.

Nominees:	Joseph V. Gulfo, M.D., Breaux Castleman, Sidney Braginsky, George C. Chryssis, Martin D. Cleary, Dan W. Lufkin and Gerald Wagner, Ph.D.

☐	FOR ALL NOMINEES LISTED ABOVE (EXCEPT AS MARKED TO THE CONTRARY BELOW)	☐	WITHHOLD AUTHORITY TO VOTE FOR ALL NOMINEES LISTED ABOVE

To withhold authority to vote for any nominee(s), write such nominee(s)’ name(s) above.

Proposal 2.	To ratify selection of Eisner LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2006.
☐ For              ☐ Against              ☐  Abstain

Dated ___________________________________, 2006

Signature(s)

Signature(s)

Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person.

Please vote, date and promptly return this proxy in the enclosed return envelope which is postage prepaid if mailed in the United States.

DETACH HERE

PROXY
ELECTRO-OPTICAL SCIENCES, INC.
PROXY SOLICITED BY THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 22, 2006
The undersigned hereby appoints Breaux Castleman, Joseph V. Gulfo, M.D., and Karen Krumeich, and each of them (with full power to act alone), as attorneys and proxies of the undersigned, with full power of substitution, to vote all shares of stock of Electro-Optical Sciences, Inc. which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of Electro-Optical Sciences, Inc. to be held at The Hampton Inn, 200 Tarrytown Road, Elmsford, New York 10523, on Monday, May 22, 2006 at 9:00 a.m., local time, and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.
UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED FOR PROPOSALS 1 AND 2, AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.
CONTINUED AND TO BE SIGNED ON REVERSE SIDE

SEE REVERSE SIDE